Exhibit 10.9

The following amendments to the Belden Inc. 2011 Long Term Incentive Plan (the “Plan”) were approved by the Belden Inc. Board of Directors on February 28, 2012:

1.	Section 4.1(d) of the Plan was revised to delete both occurrences of the words “Full Value” such that the section will read in full:

“Except as may be provided in an Award Agreement in the case of death, disability, retirement, or change in control, any Awards which vest on the basis of the Participant’s continued employment with or provision of service to the Company shall not provide for vesting which is any more rapid than annual pro rata vesting over a three (3) year period and any Awards which vest upon the attainment of performance goals shall provide for a Performance Period of at least twelve (12) months.”

2.	The following provision was added to the end of Section 18.1 of the Plan (Amendment, Modification, Suspension, and Termination):

“The Company shall not purchase Options or SARs from plan participants at a price less than the Option Price of such awards.”